UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2011

ORPHEUM PROPERTY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-30595	33-0619256
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 2534
New Orleans, Louisiana		70170
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (504) 599 -- 5684

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On May 21, 2011, Orpheum Property, Inc. (“Orpheum” or the “Company”) agreed to purchase 42.9 acres of vacant residential land in Tehachapi, California. The seller is Salvatore R. Tuzzolino. The purchase price for this property is $795,000, to be paid in shares of Orpheum common stock. The seller will be issued additional shares of Orpheum common stock if after six months, the value of the shares issued to the seller have a value of less than $795,000. In addition, Orpheum is prohibited from issuing additional stock except to acquire additional assets.

On the same date, the Company also agreed to purchase from Mr. Tuzzolino 5.48 acres of vacant land zoned for commercial use in Pahrump, Nevada. The purchase price for this land is $3,000,000, to be paid in shares of Orpheum common stock. The seller will be issued additional shares of Orpheum common stock if after six months, the value of the shares issued to the seller have a value of less than $3,000,000. In addition, Orpheum is prohibited from issuing additional stock except to acquire additional assets.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On July 26, 2011, the Company closed the above purchases by issuing 14,596,153 shares of common stock to the seller.

Item 3.02                      Unregistered Sales of Equity Securities.

On July 26, 2011, the Company issued 14,596,153 shares of common stock to the seller pursuant to the above transactions.

Item 9.01                      Exhibits

Exhibit No.	Title

1.1	Real Estate Sales Contract (Tehachapi, California)
1.2	Real Estate Sales Contract (Pahrump, Nevada)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ORPHEUM PROPERTY, INC.

Date: September 6, 2011	/s/ Michael A. Mulshine
Michael A. Mulshine Corporate Secretary